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                                                                    Exhibit 10.2
                                                                    ------------


                  PERMITTED USER AGREEMENT - TRADE MARK MARSTON
                  ---------------------------------------------

THIS AGREEMENT is made the 27th day of March One Thousand nine hundred and ninety-eight between IMI Marston Limited (registered in England No 155987) whose registered office is at Wobaston Road, Fordhouses, Wolverhampton WV10 6QJ, United Kingdom (hereinafter called "IMI") of the one part and Chart Marston Limited (registered in England No 3497115) whose registered office is at 55 Colmore Row, Birmingham B3 2AS (hereinafter called the "User") of the other part

WHEREAS
-------

A. IMI is the proprietor of the trade mark MARSTON details of which are set out in Schedule 1 in respect of heat exchangers (hereinafter called "the Trade Mark").

B. The User desires to be permitted to use the Trade Mark in respect of the goods described in Parts 1 and 2 of Schedule 4 (hereinafter called "the Goods").

NOW IT IS HEREBY AGREED AS FOLLOWS:
----------------------------------

1       IMI hereby grants to the User:

        (i) an exclusive royalty-free licence to use the Trade Mark in, upon or in connection with the manufacture, marketing, promotion, sale, repair, design, testing and provision of after-sales services of the Part 1 Goods (as defined in Schedule 4); and

        (ii) an exclusive royalty free licence to use the name "Chart Marston" or "Chart Marston Limited" as a corporate, business or trading name and to use the

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                Trade Mark in conjunction with any other corporate, business or trading name subject to the prior written approval of IMI which shall not be unreasonably withheld or delayed; and

        (iii) a non-exclusive royalty free licence to use the Trade Mark in, upon or in connection with the manufacture, marketing, promotion, sale, repair, design, testing and provision of after sales services of the Part 2 Goods (as defined in Schedule 4).

        within the countries listed in Schedule 2 to this Agreement ("the Territory") providing the User observes the following conditions or restrictions:

        a) The User shall use the Trade Mark only upon or in connection with the Goods which are manufactured by or on behalf of the User in accordance with standards, specifications and instructions reasonably laid down by IMI and notified in writing to the User from time to time and to the quality standards required by BS9001 or ASME "U" stamp approval as updated from time to time or an equivalent national or international standard. For the sake of clarity, standards other than relating to quality shall be no more onerous than the standards in use during 1997 by IMI for the Goods.

        b) The User, on being given reasonable written notice, shall permit IMI and/or its authorised representative to inspect the premises of the User, the Goods offered for sale under the Trade Mark in accordance with this Agreement and the method by which they are manufactured, and shall do all such things as may be reasonably necessary to ensure that the Goods conform to the standards specified above.



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        c)      The User undertakes not to use the Trade Mark accompanied by any other trade marks in relation to the Goods unless the Trade Mark is sufficiently distinguished from the surrounding and adjacent text and/or trade mark(s) and IMI or any subsequent proprietor is identified as the proprietor of the Trade Mark, nor to take any actions which would compromise the continuing validity of any rights of IMI in the Trade Marks. The User shall further comply with all reasonable written directions given by IMI regarding the use of the Trade Mark on the Goods and/or on all notepaper, invoices, transfers, labels, packages, package inserts, advertising matter and other media of all kinds issued or employed by the User upon or in connection with the Goods
                (the "Materials"). The User shall also submit to IMI, for approval, the original format and all subsequent new formats of such of the Materials which incorporate the Trade Mark and shall not issue the same without the prior approval of IMI, which shall not unreasonably be withheld or delayed. IMI shall be deemed to have given its approval of any of the Materials if it does not give to the User written notice to the contrary within 10 days after receipt of the original format or subsequent new format, as appropriate, of the Materials.

        d) The User may sub-contract the manufacture, marketing, promotion, sale, repair, design, testing and provision of after-sales services of the Goods to any third party and shall be entitled to sub-license such third party to use the Trade Mark for such purposes provided that the User shall remain liable for all of its obligations and responsibilities under this Agreement.


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2       The User shall be the sole permitted user of the Trade Mark for the Part
        1 Goods during the life of this Agreement. The parties shall immediately upon the execution of this Agreement execute a formal licence of the Trade Mark in the form set out in Schedule 3 to this Agreement to be registered with the United Kingdom Trade Marks Registry or such formal licence in substantially similar terms to be registered with the relevant competent authority in the country of registration of the Trade Mark within the Territory. The costs of registration shall be borne by both parties equally. In the event of any inconsistency between the provisions of this Agreement and any formal licence executed pursuant to this Clause 2, the provisions of this Agreement shall prevail.

3 No right, title or interest in the Trade Mark, except as set out in this Agreement, is transferred by this Agreement to the User, and the Trade Mark remains the sole property of IMI and any and all use thereof including use by the User shall inure to the benefit of IMI.

4 As and when requested by and at the expense of IMI, the User hereby undertakes to use all reasonable efforts to provide any documentation which is required by IMI to apply for or renew a registration of the Trade Mark. Where IMI applies for and subsequently obtains further registrations of the Trade Mark in respect of the Goods then such new registrations shall be included in Part 1 of Schedule 1 and shall be deemed to be licensed by IMI to the User as part of the Trade Mark pursuant to this Agreement. The User also undertakes not to obstruct or to try to prevent the registration of the Trade Mark by IMI and not to assist third parties, whether directly or indirectly, in any action against registration or renewal of the Trade Mark.

5 The User shall forthwith notify IMI of any suspected unauthorised use of the Trade Mark which may come to its notice. The User may request IMI to commence or defend any proceedings in respect of any unauthorised use or suspect unauthorised use of the Trade Mark but if IMI decides not to commence or defend any such proceedings within a period of two months from the date of such request the User shall have the right to commence or defend any such proceedings in its own name, subject to IMI's prior written approval which shall not be reasonably withheld or delayed. Where such written approval is given by IMI, it shall give the User such assistance as may be reasonably required by the User including agreeing to be joined in as a party to the issue or defence of any proceedings, subject to payment by the User of all reasonable costs and expenses incurred by IMI in providing such assistance. The User shall be entitled to retain for its own absolute benefit any damages, costs or other expenses awarded or recovered in any such proceedings.

6 The User shall not sell or transfer control of any company using the name MARSTON as part of the name of such company without first changing the name of the company to exclude the name MARSTON.

7 IMI shall promptly pay all renewal and maintenance fees for the registration of the Trade Mark for the Goods during the term of this Agreement. With effect from 1 January 1999, the User shall reimburse IMI for sixty per cent of the total direct costs (including attorneys costs and internal administration costs) reasonably incurred by IMI in registering, establishing use of, renewing and defending the Trade Mark (subject to an overall maximum contribution by the User of (pound)25,000 per calendar year) (the "Contribution") in the Territory.

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        IMI shall provide the User with a calendar quarterly statement in arrears setting out full details of all direct costs paid by IMI together with copies of payment receipts accompanied by an invoice for part of the Contribution. Such invoices shall be payable by the User within 30 days of receipt.

        In the event that, for whatever reason, the total direct costs incurred by IMI in registering, establishing use of, renewing and defending the Trade Mark in the Territory in any calendar year, exceed the Contributions from the User, and if IMI wishes to cease to maintain or defend any registration of the Trade Mark for the Goods, it shall notify the User to that effect. The User may within 30 days of the date of receipt of such notification from IMI call for an assignment of the Trade Mark and in that event IMI shall at the User's costs, do all such things and take all such actions as may be necessary to assign the Trade Mark to the User. In the event that the User takes such an assignment it shall further reimburse IMI for any reasonable costs incurred in defending or maintaining an assigned registration between the date of notification to the User and the date of assignment.

8 In the event that the User shall be in breach of this Agreement and fails or be unable to remedy the same within sixty days of its attention being called thereto in writing specifying the breach and requiring it to be remedied, or the User shall go into liquidation whether voluntarily or compulsorily (otherwise than for the purpose of amalgamation or reconstruction), or ceases to be owned beneficially by Chart Industries Inc, IMI shall have the right by notice in writing to terminate this Agreement forthwith in its entirety without prejudice, however, to any rights either party may have against the other arising prior to termination.

9 Subject to Clause 8 hereof this Agreement shall commence on the date hereof and shall remain in force for five years from the date of this Agreement. It may be renewed by the User for further periods of five years each, by the User giving notice in writing to IMI or any subsequent beneficial owner of the Trade Mark within the last twelve months of the then current term of the Agreement.

10.1 The User may at any time assign all or any of its rights and obligations under this Agreement to any company which is for the time being a subsidiary or holding company of the User or a subsidiary of any such holding company (and the terms "subsidiary" and "holding company" shall have the meaning given to them by Sections 736 and 736A of the Companies Act 1985 ("Users Group") without the prior written consent of IMI or to any third party subject to the prior written consent of IMI which shall not be unreasonably withheld or delayed provided that in each case it is only assigned with the whole of the business of the User and provided in the case of any assignment to a member of the User's Group it notifies IMI in writing to that effect at least 7 days prior to such assignment. IMI may not assign the whole or any part of the benefit or burden of this Agreement without the prior written consent of the User which shall not be unreasonably withheld or delayed except that IMI shall be free to assign the benefit of this Agreement to any third party which acquires the legal and beneficial ownership of the Trade Mark, provided it notifies the User in writing to that effect at least 7 days prior to such transfer of ownership.

10.2 The User shall indemnify IMI in respect of any liability of IMI for taxation consequent upon the assignment of all or any of the User's rights and obligations under this Agreement.



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

10.3 If any sum payable under Clause 10.2 of this Agreement by the User to IMI is subject to tax in the hands of IMI, the User shall pay to IMI such additional amount (after taking into account any taxation payable in respect of such additional amount) as will ensure that IMI receives and retains a nett amount equal to the full amount which it would have received and retained had the payment not been subject to tax.

11 Upon the termination of this Agreement in accordance with Clause 8, the User shall not later than 60 days from the date of termination remove or obliterate the Trade Mark from all and any Materials used in connection with the Goods in the possession, custody or control of the User and the User shall after expiry of such 60 day period cease to make any use of the Trade Mark or any colourable imitation thereof.

12.1 Any notice, request or other communication to be given by either party to the other party under this Agreement shall be in writing and may be served by personal delivery or by registered or recorded first class post or facsimile to the addresses and numbers set out above (or such other address(es) or number(s) as either party may have specified by giving at least seven (7) days prior written notice to the other).

12.2 The effective date of any notice given in accordance with Clause 12.1 shall be, in the case of personal delivery upon delivery or in the case of facsimile, the next day after it was transmitted and, in the case of post three (3) days after it was sent.

12.3 To prove service of any notice it shall be sufficient to show in the case of a notice delivered by hand that the same was duly addressed and delivered by hand and in the case of a notice served by post that the same was duly addressed prepaid and posted in the manner set out in Clause 12.1. In the case of a notice given by facsimile it shall be sufficient to produce a transmission report generated by the relevant facsimile


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        machine to show that the notice was successfully transmitted.

13 This Agreement shall be governed by and construed in accordance with English law and the parties hereto agree to submit to the exclusive jurisdiction of the English courts any claim or dispute arising hereunder provided that any dispute as to the validity, scope or infringement of the Trade Mark shall be determined by the courts or any competent authority in the country of registration of the relevant Trade Mark

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorised representatives as follows the day and year first above written.


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                                   SCHEDULE 1
                                   ----------

                                 THE TRADE MARK

                             PART 1 REGISTERED MARK



    TERRITORY                   TRADE MARK               REGISTRATION NO
    ---------                   ----------               ---------------

    Benelux                     Marston                  56535
    Canada                      Marston                  450515
    Denmark                     Marston                  1565-1976
    France                      Marston                  1528837
    Ireland                     Marston                  81772
    Italy                       Marston                  255969
    Japan                       Marston                  1025273
    Japan                       Marston                  2036677
    United States               Marston                  1885699
    UK                          Marston                  997450
    UK                          Marston                  997451
    UK                          Marston                  1040203
    UK                          Marston                  1040204
    UK                          Marson                   1040205
    UK                          Marston                  1216767
    UK                          Marston                  1216768
    UK                          Marston                  1286002
    UK                          Marston                  1359330
    UK                          Marston Compact          1499186
                                Exchangers
    United States               Marston                  74/373739
    United States               Marston                  72632500


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                            PART 2 UNREGISTERED MARK
                           MARSTON NAME, MARK AND LOGO

                                   SCHEDULE 2
                                   ----------

                                  THE TERRITORY

1 In relation to the Trade Mark set out in Part 1 of Schedule 1: The United Kingdom, Benelux, Canada, Denmark, France, Ireland, Italy, Japan and the United States of America.

2 In relation to the Trade Mark set out in Part 2 of Schedule 1: All other countries in the world other than those listed in 1 above.


                                   SCHEDULE 3
                                   ----------

                     (THE FORM OF LICENCE FOR REGISTRATION)

        THIS AGREEMENT is made on ___________________ 19[__] BETWEEN: IMI Marston Limited (registered in England No 155987) whose registered office is at Wobaston Road, Fordhouses, Wolverhampton WV10 6QJ, United Kingdom (hereinafter called "IMI") of the one part and Chart Marston Limited (registered in England No 3497115) whose registered office is at 55 Colmore Row, Birmingham B3 2AS (hereinafter called the "User.")

        WHEREAS:

        (A) IMI is the registered proprietor of the trade marks set out in the Schedule to this Agreement (the "TRADE MARKS")

        (B) The parties have entered into an agreement for the grant of a licence to the User by IMI under the Trade Marks.

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        NOW THIS DEED WITNESSETH:

        1 IMI grants to the User, inter alia, an exclusive royalty-free licence subject to and upon the terms and conditions of an agreement dated 27th March 1998 between IMI (1) and the User (2) under the Trade Marks ("MAIN AGREEMENT")

        2 IMI will join with the User in making application to the Registrar of Trade Marks for the purpose of securing the registration of the User as a licensee of the Trade Marks under the provisions of Section 25 of the Trade Marks Act 1994

        3 This Agreement shall terminate automatically on the termination of the Main Agreement.

        IN WITNESS OF THE ABOVE the parties have executed this Agreement as a Deed on the date written at the head of this Agreement



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                                  THE SCHEDULE
                                  ------------

             [DUPLICATE PART 1 OF SCHEDULE 1 TO THE MAIN AGREEMENT]


         EXECUTED as a Deed by     )
         IMI MARSTON LIMITED       )
         acting by:                )  Director

                                      Director/Secretary



         EXECUTED as a Deed by     )
         CHART MARSTON LIMITED     )  Director
         acting by:                )
                                      Director/Secretary








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                                   SCHEDULE 4
                                   ----------
                                    THE GOODS
                                     PART 1


         Industrial heat exchangers manufactured using technology and/or know-how acquired from IMI and all or any developments, modifications and improvements arising therefrom (excluding those for use in aerial or terrestrial transport or electronic applications) ("Part 1 Goods").

                                     PART 2

         Industrial heat exchangers for use in Railway Engines and Railway Stock manufactured using technology and/or know-how acquired from IMI and all or any developments, modifications and improvements arising therefrom ("Part 2 Goods").

         For and on behalf of
         IMI Marston Limited

         /s/ Trevor Davies
         -----------------
         Director




         For and on behalf of
         Chart Marston Limited

         /s/ Arthur S. Holmes
         --------------------
         Director












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